SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 16, 2013

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street Suite 2225 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03   Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On May 16, 2013, the Board of Directors (the "Board") of The Female Health Company, a Wisconsin corporation (the "Company"), adopted a resolution amending and restating the Company's By-Laws (as so amended and restated, the "By-Laws").  The Board amended the prior version of the Company's By-Laws primarily to update them as they had not been significantly amended since 1995 and to conform a number of provisions to the current terms of the Wisconsin Business Corporation Law (the "WBCL").

A summary of the principal changes is provided below.  This summary is qualified in its entirety by the full text of the By-Laws, which are filed as Exhibit 3.1 to this report and are incorporated herein by reference.

Special Meetings of Shareholders

The By-Laws expand the provision regarding special meetings of shareholders by specifying how the record date for determining the shareholders entitled to demand a special meeting would be established and the required form and content of a written demand by shareholders for the Company to call a special meeting.

Advance Notice of Shareholder Proposed Business at Annual Meeting of Shareholders

The By-Laws add an advance notice procedure for shareholders to bring business before an annual meeting of shareholders.  Any shareholder wishing to bring business before an annual meeting of shareholders must deliver to the Company's Secretary a written notice of the shareholder's intention to do so.  To be timely, the shareholder's notice must be delivered to or mailed and received by the Company not later than the 90th day nor earlier than the 120th day prior to the anniversary date of the preceding annual meeting, except that if the annual meeting is not within 30 days before or after the anniversary of the previous year's annual meeting, the Company must receive the notice by the 10th day after public announcement of the date of the meeting.  The notice must include the information specified in the By-Laws.

Nomination of Directors

The By-Laws add an advance notice procedure for shareholders to nominate one or more directors for election at an annual meeting of shareholders.  Any shareholder wishing to make a nomination at an annual meeting of shareholders must deliver to the Company's Secretary a written notice of the shareholder's intention to do so.  To be timely, the shareholder's notice must be delivered to or mailed and received by the Company not later than the 90th day nor earlier than the 120th day prior to the anniversary date of the preceding annual meeting, except that if the annual meeting is not within 30 days before or after the anniversary of the previous year's annual meeting, the Company must receive the notice by the 10th day after public announcement of the date of the meeting.  The notice must include the information specified in the By-Laws.

Notice of Meeting of Shareholders

The By-Laws change the maximum period prior to the date of a shareholders meeting that the notice of the meeting may be delivered to shareholders from 45 days to 60 days consistent with the WBCL.

Fixing of Record Date

The By-Laws add a provision requiring the Board to fix a new record date if a meeting of shareholders is adjourned by more than 120 days after the date fixed for the original meeting consistent with the WBCL.

Voting Lists

The By-Laws change the provision regarding the preparation of a list of shareholders in advance of a shareholders meeting and shareholder access to the list for inspection consistent with the requirements of the WBCL.

Conduct of Meetings

The By-Laws clarify the authority of the Board and the chairman of a meeting of shareholders to prescribe rules, regulations or procedures for the proper conduct of the meeting.

Adjournment of Meetings

The By-Laws consolidate the provisions addressing adjournment of meetings of shareholders in one section.

Proxies

The By-Laws expand the provision regarding proxies to allow electronic transmission of a proxy consistent with the WBCL.

General Powers and Number of Directors

The By-Laws provide that the number of directors will be between five and thirteen, as may be designated from time to time by the Board.

Presumption of Assent

The By-Laws add details regarding the presumption of assent by directors who attend a meeting without objecting consistent with the WBCL.

Committees

The By-Laws expand the actions that a committee of the Board is not authorized to take.

Conduct of Meetings By or Through the Use of Communications Equipment

The By-Laws specifically authorize the Board and committees of the Board to hold meetings through telephonic or other communications equipment consistent with the WBCL.

Contracts between the Corporation and Related Persons

The By-Laws expand the provisions for approval of related party transactions between the Company and a director consistent with the WBCL.

Certificates for Shares and Uncertificated Shares

The By-Laws add provisions for the issuance of shares that are not certificated consistent with the WBCL.

Notice

The By-Laws add a section governing the provision of notices to shareholders and directors which specifically authorizes the electronic transmission of notices consistent with the WBCL.

Section 9 - Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits

3.1 -- Amended and Restated By-Laws of The Female Health Company adopted May 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY
Date:  May 22, 2013
BY Michele Greco
      Michele Greco, Vice President
          and Chief Financial Officer